As filed with the Securities and Exchange Commission on December 22, 2000.
                         						       		Registration No. 33-
___________________________________________________________________

___________________________________________________________________

             SECURITIES AND EXCHANGE COMMISSION
                        __________
                         FORM S-3
                  Registration Statement
                           Under
                The Securities Act of 1933
                         __________
               DELTA NATURAL GAS COMPANY, INC.
    (Exact name of registrant as specified in its charter)
          		Kentucky			                  			61-0458329
   (State or other jurisdiction			(IRS Employer Identification No.)
of incorporation or organization)
          3617 Lexington Road, Winchester, Kentucky  40391
                       (859) 744-6171
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                         __________
                      GLENN R. JENNINGS
             President and Chief Executive Officer
               Delta Natural Gas Company, Inc.
        3617 Lexington Road, Winchester, Kentucky  40391
                       (859) 744-6171
     (Name, address, including zip code, and telephone number,
            including area code, of Agent for Service)
                          __________
                           Copy to:
                RUTHEFORD B CAMPBELL, JR., Esq.
                     Stoll, Keenon & Park
                      201 E. Main Street
                     Lexington, KY  40507
                        (859) 231-3000
                           __________

	Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

	If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.
			     [X]

	If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans,
check the following box.                        [ ]

	If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration
statement number of the earlier effective registration statement
for the same offering                  		     [ ]

	If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
[ ]


	If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.
[ ]


                   CALCULATION OF REGISTRATION FEE
___________________________________________________________________
						                                 	Proposed	  Proposed
						                                 	maximum   	maximum
					                      Amount	      offering	  aggregate	  Amount of
                 				     	to be		      price per	 offering   	registration
                  	        registered	  unit	*	    price*     	fee
Title of each class of
securities to be registered
___________________________________________________________________

Common Stock, $1 par value..150,000 shares $18.25 	$2,737,500	  $723
___________________________________________________________________

(*) Estimated solely for purposes of determining the registration fee and based, in accordance with Rule 457(c), on the price of the last sale reported of Registrant's common stock as of December 15, 2000.
_______________





                         PROSPECTUS

                    DELTA NATURAL GAS COMPANY, INC.

          [LOGO OF DELTA NATURAL GAS COMPANY, INC. APPEARS HERE]

                  DIVIDEND REINVESTMENT AND
                     STOCK PURCHASE PLAN
               150,000 shares of Common Stock
                        ($1 par value)
                       _______________


 	Delta Natural Gas Company, Inc. is offering its Common Stock to its shareholders through its Dividend Reinvestment and Stock
Purchase Plan.

 	Purchases by participants in the Plan are made at the market price and without any brokerage commission.

 	Delta's Common Stock is traded on the Nasdaq National Market System. The trading symbol for Delta's Common Stock is DGAS.

 	Delta's principal executive offices are located at 3617
Lexington Road, Winchester, Kentucky 40391. Delta's telephone number is (859) 744-6171; its fax number is (859)744-6552, and its website is www.deltagas.com.

 	Investing in Delta's Common Stock involves risks.  See "Risk
Factors", p. 3.
_______________

	Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this
Prospectus.  Any representation to the contrary is a criminal offense.
_______________

          The date of this Prospectus is December 22, 2000.





 TABLE OF CONTENTS

 Summary . . . . . . . . . .
 Risk Factors. . . . . . . .
 Where to Find More
   Information About Delta .
 Incorporation of Certain
   Documents by Reference. .
 Forward Looking Statement .
 The Company . . . . . . . .
 Description of the Plan . .
   Purpose . . . . . . . . .
   Advantages. . . . . . . .
   Administration. . . . . .
   Participation . . . . . .
   Purchases . . . . . . . .
   Reinvestment of
     Dividends . . . . . . .
   Source of Shares
     Purchased . . . . . . .
   Reports . . . . . . . . .
   Changing Participation. .
   Rights Offerings, Stock
    Dividends and Splits . .
   Participants' Sales of
     Shares. . . . . . . . .
   Taxes . . . . . . . . . .
   Voting. . . . . . . . . .
   Other Matters . . . . . .
 Use of Proceeds . . . . . .
 Experts . . . . . . . . . .
 Legal Opinion . . . . . . .
 Commission's Position on
   Indemnification . . . . .






                          SUMMARY

	Delta's Dividend Reinvestment and Stock Purchase Plan provides participants with a convenient and economical method of purchasing Delta's Common Stock without payment of any brokerage commission.

	Shareholders of Delta may join the Plan by completing an Authorization Form.

 Participants' cash dividends from Delta will be automatically reinvested in Delta's Common Stock. Participants may:

-- Elect to reinvest all or a percentage of all cash dividends declared on their Common Stock, and

-- Make additional investments in Delta Common Stock of not less than $25 per payment nor more than $50,000 per year.

 The price of shares purchased through the Plan will be the average of the high and low sales price of Delta's Common Stock on the date of the participant's purchase. No brokerage or sales commission will be added to the purchase price.

 Participants may withdraw from the Plan at any time.

 Shareholders who choose not to participate in the Plan will continue to receive cash dividends in the usual manner.



                         RISK FACTORS

	Investors should carefully consider the following factors before making an investment in Delta's Common Stock.

	Delta's revenues vary from year to year, depending on weather conditions. A significant part of Delta's retail gas sales is for heating. As a result, mild winter temperatures can have a significant and adverse effect on Delta's sales volumes in any year.

	Changes in federal regulations could adversely affect Delta's interstate supply of natural gas. Delta receives a substantial portion of its gas supply from interstate sources. The price Delta must pay to transport its interstate gas and the amount of gas
Delta is able to transport through interstate pipelines are regulated by Federal Energy Regulatory Commission. An adverse change in the regulatory policies of the Federal Energy Regulatory Commission could adversely affect Delta's transportation costs or its available pipeline capacity.

	Delta's gas supply depends upon the availability of adequate pipeline transportation capacity. Delta receives a substantial portion of its gas supply from interstate sources. This interstate gas is transported for Delta by interstate pipeline companies. A decrease in interstate pipeline capacity or an increase in competition for interstate pipeline transportation services could adversely affect Delta's ability to transport its interstate supply and be harmful to Delta.

	Some of Delta's large customers are able to purchase natural gas directly from suppliers. Most all of its customers purchase gas only from Delta. Some of its large customers, however, are able to purchase directly from interstate suppliers, producers or marketers. An increase in these direct purchases will adversely affect Delta's revenues, particularly if the gas is not delivered through Delta's system.

	Delta faces regulatory uncertainty at the state level. Delta is regulated by the Kentucky Public Service Commission. The majority of Delta's revenues are generated by its regulated segment. Delta's profitability in its regulated segment depends on:

-- Approval by the Kentucky PSC of adequate and timely rate increases,

-- Delta's continued ability to pass on to its retail customers the increased costs of natural gas.


 Volatility in the price of natural gas could adversely affect Delta's profits. Significant increases in the price of natural gas will likely cause Delta's retail customers to conserve or switch to alternate sources of energy. Any such decrease in volume of gas sold will have an adverse effect on Delta's profits. Higher prices could also make it more difficult to add new customers.

 Delta does not generate sufficient cash flows to meet all its cash needs. Historically, Delta has made large capital expenditures in order to finance the maintenance, expansion and upgrading of its system. As a result, Delta has been required to fund its cash needs through borrowing and by offering new securities into the market. Delta anticipates this will continue in the future.



          WHERE TO FIND MORE INFORMATION ABOUT DELTA

	Delta is subject to the informational requirements of the Securities Exchange Act of 1934. Accordingly, Delta files reports, proxy and information statements, and other information with the SEC. The public may inspect and copy, at prescribed rates, all materials Delta files with the SEC at the SEC's public reference facilities listed below.

SEC Public Reference Room		     SEC Regional Public Reference
               							          Facilities
   450 Fifth Street, N.W.
   Room 1024					               Northwest Atrium Center,
   Washington, DC  20549			     Room 3190
			                             500 West Madison Street
							                         Chicago, IL  60661

                      							   7 World Trade Center
							                         13th Floor
							                         New York, NY  10048

	The public may obtain information on the operation of the SEC's Public Reference Room by calling the SEC at 1-800-SEC-0330.

	Delta files many of its reports, proxy and information statements and other information electronically with the SEC. The public can access these documents by computer at the SEC's World
Wide Web address which is http:///www.sec.gov

	In connection with this offering of its Common Stock, Delta filed a registration statement on Form S-3 with the SEC. This Prospectus contains much but not all of the information contained in Delta's registration statement. Delta's registration statement relating to this offering, including exhibits and other information omitted from this Prospectus, may be examined without charge at, or copies obtained upon payment of prescribed fees from, the SEC and its regional offices at the locations listed above


       INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

	The following documents previously filed by Delta with the Commission under the Exchange Act are hereby incorporated by reference into this Prospectus:

(i) Delta's Annual Report on Form 10-K for the year ended
June 30, 2000,
(ii) Delta's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000
(iii) The description of Delta's Common Stock contained in its registration statement of Form 10, for the fiscal year ended June 30, 1978, filed pursuant to Section 12 of the Exchange Act, and all amendments and reports filed for the purpose of updating such description.

 All documents filed by Delta pursuant to Sections 13(a), 13(c)
14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of this offering are incorporated by reference into this Prospectus.

	Delta will provide, without charge, to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon the written or oral request of any such person, a copy of any or all documents incorporated by reference into this Prospectus (without exhibits other than exhibits specifically incorporated by reference into such documents). Requests should be directed to: Emily P. Bennett, Director - Corporate Services,
Delta Natural Gas Company, Inc., 3617 Lexington Road, Winchester, Kentucky 40391, telephone number (859) 744-6171, fax number (859) 744-6552, e-mail ebennett@deltagas.com.


                   FORWARD-LOOKING STATEMENTS

	This prospectus, including the documents that are incorporated into this prospectus by reference, contains forward-looking statements that are not statements of historical facts. These forward-looking statements are identified by their language, which may in some cases include words such as "estimates", "expects", "plans", "anticipates", "intends", "will continue", "believes", and similar expressions.

	Such forward-looking statements may concern future matters (among other matters) such as:
-- Delta's cost and the availability of natural gas supplies;
-- Delta's capital expenditures
-- Its sources and availability of funding for operation and expansion;
-- Delta's anticipated growth and growth opportunities through system expansion and acquisition;
-- Competitive conditions;
-- Delta's productive and transportation activities;
-- Regulatory and legislative matters;
-- Dividends; and
-- External and internal funding sources.

 Such forward-looking statements are accordingly subject to important risks and uncertainties that could cause the Company's actual results to differ materially from those expressed in any such forward-looking statements.

 Factors that could cause future results to differ materially from those expressed in or implied by the forward-looking statements or historical results include the impact or outcome of:

-- The ongoing restructuring of the gas industry and the outcome of the regulatory proceedings related to that restructuring.
-- A change in the right under present regulatory rules to
   recover through rates changes in costs of gas supply.
-- Uncertainty in Delta's capital expenditure requirement.
-- Changes in economic conditions, demographic patterns and
   weather conditions in Delta's retail service areas.
-- Changes affecting Delta's cost of providing gas service, including changes in interest rates, changes in the availability of external sources of financing for Delta's operations, tax laws, environmental laws, and the general rate of inflation.
-- Changes affecting the cost of competing energy alternatives and competing gas distributors.
-- Changes in accounting principles or the application of such principles to Delta.


                     THE COMPANY

	Delta is engaged primarily in the sale, distribution and transmission of natural gas and serves approximately 40,000 customers in central and southeastern Kentucky. Additionally, Delta transports gas to interconnected pipelines and industrial customers. Delta also owns and operates oil and gas production properties.

	Delta was incorporated under Kentucky law in 1949. Its principal executive offices are located at 3617 Lexington Road, Winchester, Kentucky 40391, its telephone number is (859) 744-6171, its FAX number is (859) 744-6552 and its website is www.deltagas.com.


               DESCRIPTION OF THE PLAN

	The Plan was adopted by the Board of Directors of Delta on November 16, 2000, as an amendment to Delta's former Plan. The amended and restated Plan will be effective on February 16, 2001. An order of the Kentucky Public Service Commission authorizing the issuance by Delta of Common Stock pursuant to the Plan was entered on December 12, 2000.

 The Plan is described in the following 28 numbered questions and answers.

Purpose

1.	What is the purpose of the Plan?

	The purpose of the Plan is to provide Shareholders with a simple, convenient and economical means of purchasing shares of Delta's Common Stock and reinvesting cash dividends in additional shares of Common Stock without any associated brokerage commissions or service charges.

Advantages

2.	What are the advantages of participation in the Plan?

-- Part or all of cash dividends paid on all shares of Common
Stock registered in the participant's name can be automatically reinvested in shares of Common Stock.

-- Participants may make Optional Investments of cash of up to $50,000 per calendar year.

-- Investors do not pay any brokerage commissions or service charges in connection with purchases under the Plan.

-- Funds will be fully invested because the Plan permits fractions of shares to be credited to participants' accounts.

-- Regular statements of account will provide participants a record of each transaction to simplify their recordkeeping.




Administration

3.	Who administers the Plan, and what are the administrator's
responsibilities?

	The Plan is administered by the Dividend Reinvestment Plan Committee, which is appointed by the Board of Directors of Delta. The Committee determines the rights of participants in accordance with the Plan. It may adopt such rules and regulations as it deems appropriate to promote the objectives of the Plan.

	The designated agent under the Plan is Fifth Third Bank, Cincinnati, Ohio. As agent, Fifth Third Bank is responsible for investing participants' funds and keeping continuous records of participants' accounts. At least quarterly, the agent will send participants statements of accounts that show the shares credited to the participants' accounts. The agent also will perform other duties for Plan participants as needed.

	The agent, Fifth Third Bank, will also act as custodian of shares purchased under the Plan and will hold certificates representing such shares. This will relieve shareholders of the responsibility for the safekeeping of multiple certificates for shares purchased and protect against loss, theft or destruction of stock certificates.

 Certificates for any number of whole shares credited to each account under the Plan will, however, be issued to participants upon written request to the Agent. Any remaining whole and fractional shares will continue to be credited to each participant's account. Certificates for fractional shares will not be issued.

	When pursuant to the written request of a participant, certificates representing shares held by the Plan are issued to the participant, the participant will become the record holder of such shares, but the subsequent dividends paid on such issued shares will continue to be subject to the dividend reinvestment option chosen by the participant.

4.	How are administrative costs of the Plan to be paid?

	All costs of administration of the Plan are paid by Delta.

Participation

5.	Who is eligible to participate in the Plan?

	All Delta shareholders may participate in the Plan.

6.	How does one become a participant?

	Any shareholder may join the Plan by completing an Authorization Form and returning it to the agent, Fifth Third Bank, Corporate Trust Services, Mail Drop 10AT66-3212, 38 Fountain Square Plaza, Cincinnati, OH 45263. Authorization Forms will be furnished to shareholders at any time upon request to the agent or Delta. If, however, a shareholder's shares are held in a registered name other than their own, such as in the name of a broker, bank nominee or trustee, the participation in the Plan by the Shareholder requires that the Shareholder take steps to become a record owner of the shares.

7.	When may one join the Plan?

	Any shareholder may join the Plan at any time, subject to the following. If the agent receives the Authorization Form from any shareholder on or before the record date for payment of a cash dividend, that dividend will be used by the agent to buy shares of Common Stock for that shareholder's account under the Plan to the extent requested by the shareholder. If the Authorization Form is received by the agent after any record date, such participation in the Plan will begin with the cash dividend payment following the next record date. Dividend record dates normally have been approximately the last day of February, May, August and November.


Purchases

8.	What investments are available under the Plan?

-- Dividend Reinvestments. Participants may reinvest their cash dividends under either of the following options.

i. Full Dividend Reinvestment. Participants may reinvest all cash dividends on all shares of Common Stock then or subsequently registered in the participant's name.

ii. Percentage Dividend Reinvestment. Participants may reinvest a percentage specified by the participant of all cash dividends on all shares of Delta's Common
Stock then or subsequently registered in participant's name. The remainder of all such cash dividends, after the percentage specified by the participant to be reinvested is deducted, will be sent directly to the participant.

 All cash dividends on shares (including fractional shares) credited to a participant's account under the Plan will automatically be reinvested in additional shares of Common
Stock pursuant to the investment option selected in the participant's Authorization Form.

-- Optional Investments.	Participant may make optional
investments in the Common Stock of Delta, and the
authorization form so provides.   Optional investments must
be made in cash and must be at least $25 per payment. The total optional investments in any calendar year shall not exceed $50,000. Optional investment payments will be invested by the Agent in the Common Stock of Delta.

 9.	When will funds be invested under the Plan?

 	Cash dividends and optional investments are invested by the Agent on the respective Pricing Dates for such investments.

 	For cash dividends, the Pricing Date is the date Delta pays its cash dividends, and all cash dividends for which dividend reinvestment is authorized are automatically reinvested as of that date.

 	Pricing Dates for optional investments occur monthly. In any month in which Delta pays dividends, the Pricing Date for optional investments for that month is the date Delta pays its dividends.
In other months the Pricing Date for optional investments is the fifteenth day of the month. If, however, the day on which dividends are paid or the fifteenth day of the month, as the case may be, is not a business day or if there were no reported sales on such day, the Pricing Date shall be the day immediately prior to the day on which dividends were paid or the fifteenth day of the month, as the case may be, when there were reported sales of Delta's common stock. Any optional investments received by the agent, Fifth Third Bank, less than five (5) days prior to the Pricing Date shall not be invested until the Pricing Date of the next month.

       	NO INTEREST IS PAID ON INITIAL INVESTMENTS OR OPTIONAL
    INVESTMENTS RECEIVED AND HELD BY THE AGENT PENDING INVESTMENT.

 10.	What is the purchase price of the shares?

 	The price of Common Stock purchased under this Plan will be the average of the high and low sale prices of Delta's Common Stock as reported on the Nasdaq National Market System on the Pricing Date, except that shares will not be issued for less than their par value of one dollar ($1.00) per share.

 11.	How many shares will be purchased for the participant?

 	The number of shares purchased will depend on the amounts of optional investments and dividends available to the Agent for investment on behalf of the participant and will depend on the price of the shares as described in Question 10. Each participant's account is credited with the number of shares, including fractions computed to three decimal places, equal to the total amount invested by the participant divided by the purchase price.

 12.	Can a participant order the purchase of a specific number of shares when submitting an optional investment?

 	No. All optional investments received at least five business days prior to the Pricing Date are used to purchase full and fractional shares on the Pricing Date. Because the optional investment must be received before the purchase price is known, the amount of cash necessary to purchase a specific number of shares cannot be determined.

Reinvestment of Dividends

 13.	Will cash dividends on shares purchased as optional
investments or dividend reinvestments be sent to the participant?

 	Shares purchased with optional investments or dividend reinvestments will be held in the participant's account under the Plan, unless the participant in writing requests the agent to issue certificates for such shares of Common Stock. All cash dividends on such shares of Common Stock held in a participant's account under the Plan are reinvested automatically in additional shares of Common Stock pursuant to the reinvestment option selected by the participant on the Authorization Form.

Source of Shares Purchased

 14.	What is the source of shares purchased under the Plan?

 	Shares purchased under the Plan will come from the authorized but unissued shares of Common Stock of Delta.

Reports

 15.	What reports will be sent to participants?

 	All participants will receive a statement of their account as soon as practicable after each calendar quarter. These statements are the participants' continuing record of the cost of the participants' purchases and should be retained for income tax purposes. Participants will continue to receive the same communications as every other shareholder, including the Quarterly Reports to Shareholders, the Annual Report to Shareholders and the Notice of Annual Meeting and Proxy Statement.

Changing Participation

 16.	How can a participant terminate participation or change
investment options in the Plan?

 	A participant can terminate participation in the Plan at any time by written notice to the agent:


 	FIFTH THIRD BANK
 	Corporate Trust Services
 	Mail Drop 10AT66-3212
 	38 Fountain Square Plaza
 	Cincinnati, OH  45263

 	The notice is effective on the date it is received by the agent, provided the notice is received by the agent at least 15 days prior to the next dividend record date. If notice to terminate is received by the agent less than 15 days prior to the next dividend record date, that dividend is reinvested according to the terms of the Plan, and the termination notice takes effect immediately after the payment date of that dividend. All subsequent dividends are paid directly to the shareholder unless the shareholder re-enrolls in the Plan.

 	A participant may change investment options by completing a new Authorization Form and returning it to the agent.

 17.	When participants withdraw from the Plan, can the participants receive cash for all or any portion of the shares credited to their account?

 	A cash payment will be made to participants only for any fraction of a share credited to their account. Certificates for whole shares credited to the participant's account will be sent to the participant, and no cash payment will be made with respect to such whole shares.

 18.	When may an investor rejoin the Plan?

 	Generally, an investor may again become a participant at any time. However, the agent reserves the right to reject any Authorization Form from a previous participant on grounds of excessive joining and termination. Such reservation is intended to minimize administrative expenses and to encourage use of the Plan as a long-term shareholder investment service.

Rights Offerings, Stock Dividends and Splits

 19.	What happens if Delta makes a rights offerings, issues a stock dividend or declares a stock split?

 	In the event Delta makes a rights offering of any of its securities to shareholders of common stock, the agent will promptly sell on the open market the rights attributable to all of the shares held in participants' Plan accounts. The agent will then credit each participant's Plan account with their proportionate share of the proceeds of that sale, and those proceeds will be invested as optional investments on the next pricing date. All participants will be notified by Delta of any such rights offering. Therefore, any participants who wish to exercise their rights will be required to instruct the Agent to withdraw the participant's Plan shares from the Plan prior to the record date for the rights distribution.

 	Any stock dividends or splits on shares purchased under the Plan for which certificates have not been issued to the participant will be credited to the participant's Plan account. Stock dividends or splits distributed on all other shares held by a participant and registered in the participant's name individually will be mailed directly to the participant.

Participants' Sales of Shares

 20.	What happens when participants sell or transfer all of the
shares registered in their names other than shares credited to their accounts under the Plan?

 	If participants dispose of all the shares registered in their names, exclusive of shares credited to their accounts under the Plan, the agent will continue to reinvest the cash dividends on the shares held in their accounts under the Plan until otherwise notified in writing.

 21.	May shares held in a participant's Plan account be transferred directly to the Plan accounts of others?

 	Yes. A participant may transfer shares held in their Plan account directly to an existing or newly established Plan account of any other person. Prior to such transfer, the agent will require appropriate documentation for such transfer and, if applicable, the establishment of the new Plan account for the transferee.




Taxes

 22.	What are the Federal income tax consequences of participation in the Plan?

 		Delta believes that the Federal income tax consequences of participating in the Plan will be as follows:

 (1)	Participants will be treated for Federal income tax
purposes as having received, on the dividend payment date, a dividend in an amount equal to the fair market value of the shares acquired from the Company with reinvested dividends. Fair market value for such purpose will be the average of the high and low sale prices for the Common Stock on the dividend payment date (the
Pricing Date), or the same used to calculate the purchase price under the Plan.

 (2)	The fair market value determined as set forth in
paragraph (1) will be the tax basis for determining gain or loss upon any subsequent sale of shares.

 (3)	A participant's holding period for shares acquired
pursuant to the Plan will begin on the day following the credit of such shares to such participant's account.


 	In the case of participants who elect to have their dividends reinvested and whose dividends are subject to United States income tax withholding, the Agent will reinvest an amount equal to the dividends of such participants, less the amount of tax required to be withheld. The statements confirming purchases made for such participants will indicate the net dividend payment reinvested.

23.	What information will be provided to participants for income tax purposes?

 		As previously indicated under Question 15, participants will receive statements as to the transactions in their Plan accounts.
These statements should be retained for income tax purposes.

24.	Should participants consult with their own tax advisors?

 		Yes. Participants should consult with their own tax advisors for more information regarding the Federal, state and local tax consequences of participation in the Plan.




Voting

25.	How will a participant's shares held under the Plan be voted at meetings of shareholders?

 	All shares owned by a participant may be voted by the participant in the same manner as shareholders not participating in the Plan.

Other Matters

26.	What is the responsibility of Delta under the Plan?

 	In administering the Plan, Delta is not liable for any act done in good faith, or for any omission to act in good faith, including, without limitation, any claim of liability arising out of failure to terminate a participant's account upon such participant's death prior to the receipt of notice in writing of such death.

 	Participants should recognize that Delta cannot assure them of a profit or protect them against a loss on shares purchased by them under the Plan.

27. 	Who interprets and regulates the Plan?

 	The Dividend Reinvestment Plan Committee, which is appointed by the Board of Directors of Delta, interprets and regulates the Plan.

28. 	May the Plan be modified or discontinued?

 	The Dividend Reinvestment Plan Committee may adopt such rules and regulations as it deems appropriate to promote the objectives of the Plan. Delta has the unqualified right to amend, suspend or terminate the Plan at any time. Notice of any suspension, amendment or termination of the Plan will be provided to all participants by the Company 30 days prior to effectiveness.


                      USE OF PROCEEDS

 	Delta does not know the number of shares that actually will be sold under the Plan or the prices at which such shares will be sold. The proceeds from shares sold under the Plan will be used by Delta for capital expenditures and for other general corporate purposes of the company. Delta is unable to estimate the amount of proceeds which will be devoted to any specific purpose.



                           EXPERTS

 	The consolidated financial statements and schedules as of June 30, 2000 and 1999 and for the three years ended June 30, 2000 included in Delta Natural Gas Company, Inc.'s 10-K and incorporated by reference in this Prospectus and elsewhere in the Registration
Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included in reliance upon the authority of the firm as experts in giving said reports.


                         LEGAL OPINION

 	The validity of the Common Stock will be passed upon for the Company by its special counsel, Stoll, Keenon & Park, 201 E. Main Street, Suite 1000, Lexington, Kentucky 40507. The partnership of Stoll, Keenon & Park owns no stock in Delta. Attorneys in the firm of Stoll, Keenon & Park who have participated in the firm's representation of Delta in connection with the registration and offering of these securities and members of such attorneys' immediate families own collectively approximately 6,853 shares of Delta's Common Stock.



           COMMISSION'S POSITION ON INDEMNIFICATION

 	Kentucky law authorizes a corporation to indemnify its officers and directors for liability resulting from their actions, subject to certain criteria, such as a good faith action by the officer or director. Pursuant to this law, Delta's By-Laws provide for indemnification by Delta of its Officers and Directors for actions taken by them while performing services for Delta, subject to certain criteria, such as good faith. Also, under agreements with its Officers, Delta agreed to provide similar indemnification to its Officers.

 	The criteria for indemnification under Kentucky law and Delta's By-Laws and its officer agreements are sufficiently broad to allow indemnification in some cases for liabilities incurred as a result of a violation of the Securities Act of 1933.

 	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Delta pursuant to the foregoing provisions, Delta has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable

 No person is authorized to give
any information or to make any
representation not contained in
this Prospectus, and, if given
or made, such information or
representation should not be
relied upon as having been
authorized by the Company.
This Prospectus does not
constitute an offer to sell or
a solicitation of an offer to
buy any of the securities
offered hereby in any
jurisdiction in which such
offer or solicitation is not
authorized, or in which the
person making such offer or
solicitation is not qualified
to do so, or to any person to
whom it is unlawful to make
such offer or solicitation.
Neither the delivery of this
Prospectus nor any sale made
hereunder shall, under any
circumstances, create any
implication that there has been
no change in the affairs of the
Company since the date hereof.
 ___________________





 ____________________

 PROSPECTUS
 ____________________






















 December 22, 2000
 ______________________________



                           PART II

             INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution.


 	The following table sets forth all expenses in connection with the issuance and distribution of the securities being registered.
Except for the registration fee, all the amounts shown are estimates.

 		Registration Fee . . . . . . . . . . . . .	$     723

 		Blue Sky Fees and Expenses . . . . . . . .     2,300

 		Accounting Fees. . . . . . . . . . . . . .     4,000

 		Legal Fees . . . . . . . . . . . . . . . .    12,000

 		Printing . . . . . . . . . . . . . . . . .     2,200

 		Miscellaneous Expenses . . . . . . . . . .	    1,777

 			Total . . . . . . . . . . . . . . . .	      $23,000


Item 15.  Indemnification of Directors and Officers.

 	Kentucky law permits a corporation to provide insurance for directors and officers against claims arising out of their services in those capacities and permits a corporation to provide indemnification in certain instances for claims arising out of actions undertaken by directors and officers. Under agreements with its Officers, Delta has agreed to indemnify the Officers against liability for actions taken by them in good faith while performing services for Delta and has agreed to pay legal expenses arising from any such proceedings. Delta's By-Laws provide for such indemnification by Delta for all Directors and Officers.
Delta also provides Directors and Officers with indemnification insurance coverage with limits up to $10,000,000.


Item 16.  Exhibits.

 	Exhibit

 	4(a)		The Indenture dated September 1, 1993 in respect of
      			6 5/8% Debentures due October 1, 2023, is incorpora-ted herein by reference to Exhibit 4(e) to Delta's
 			     Form S-2 dated September 2, 1993.

 	4(b)		The Indenture dated July 1, 1996 in respect of 8.3%
        Debentures due August 1, 2026, is incorporated herein by reference to Exhibit 4 (c) to Delta's Form
        S-2 dated June 21, 1996.

  4(c)		The Indenture dated March 1, 1998 in respect of
     			7.15% Debentures due April 1, 2018, is incorpora-ted herein by reference to Exhibit 4(d) to Delta's Form S-2 dated March 11, 1998.

   5    Opinion of Stoll, Keenon & Park concerning legality.


  23(a)	Consent of Arthur Andersen LLP.

 	23(b)	Consent of Stoll, Keenon & Park is contained in its
 	    		opinion letter filed as Exhibit 5.

  24		  Power of Attorney is included with the signature
 		    	page in Part II of this filing.

  99(a)	Security Services Agreement dated September 13,
        1995.

  99(b)	Amended and Restated Dividend Reinvestment and Stock
 	    		Purchase Plan Authorization Form

  99(c)	Amended and Restated Dividend Reinvestment and Stock
 	    		Purchase Plan.

Item 17.  Undertakings.

 	The undersigned registrant hereby undertakes:

 	(1)	To file, during any period in which offers or sales are
being made, a post-effective amendment to this registration statement:

 		(i)	To include any prospectus required by section
10(a)(3) of the Securities Act of 1933;

 		(ii)	To reflect in the prospectus any facts or events
arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.
Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

 	    (iii)	To include any material information with respect to
the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

 	Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

 	(2)	That, for the purpose of determining any liability under
the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

 	(3)	To remove from registration by means of a post-effective
amendment any of the securities being registered which remain unsold at the termination of the offering.

 	(4)	If the registrant is a foreign private issuer, to file a
post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F (17 CFR 249.220f) at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Section 210.3-19 of this Chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section
13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

               _________________________


 	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  _________________________






                          SIGNATURES

 	Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winchester, State of Kentucky, on the 22nd day of December, 2000.

                   						DELTA NATURAL GAS COMPANY, INC.

                   						By: _/s/Glenn R. Jennings__________
                       						    Glenn R. Jennings, President
                       						    Chief Executive Officer and
                       						    Vice Chairman of the Board

                 _________________________


                      POWER OF ATTORNEY

 	KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Glenn R. Jennings, John F. Hall, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and to make any and all state securities law or blue sky filings, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

 	Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.




_/s/H. D. Peet___________	      Chairman of the	     December 22, 2000
    H. D. Peet		                Board



_/s/Glenn R. Jennings __        President, Chief	    December 22, 2000
    Glenn R. Jennings           Executive Officer
	 		and Vice Chairman
		 	of the Board



_/s/John . Hall__   ___	        Vice President -	    December 22, 2000
    John F. Hall	               Finance, Secretary
                            				and Treasurer
                            				(Principal Financial
				                             Officer)


 /s/John B. Brown               Controller           December 22, 2000
    John B. Brown	              (Principal Accounting
                            				 Officer)


_/s/Donald R. Crowe______	       Director	           December 22, 2000
    Donald R. Crowe


_/s/Billy  Joe Hall______	       Director	           December 22, 2000
    Billy Joe Hall


_/s/Jane H. Green________	       Director	           December 22, 2000
    Jane H. Green


_/s/Lanny D. Greer_______	       Director	           December 22, 2000
    Lanny D. Greer


_/s/Lewis N. Melton_____	        Director	           December 22, 2000
    Lewis N. Melton


_/s/Arthur E. Walker, Jr.	       Director	           December 22, 2000
    Arthur E. Walker, Jr.


_/s/Michael R. Whitley           Director            December 22, 2000
    Michael R. Whitley



                           EXHIBIT INDEX


EXHIBIT NUMBER		                            DESCRPITION



    	5			                        Opinion of Stoll, Keenon & Park
                             				concerning legality


   	23a			                       Consent of Arthur Andersen LLP


   	99(a)	                      	Security Services Agreement

   	99(b)		                      Authorization Form


   	99(c)	                      	Delta's Amended and Restated
                             				Dividend Reinvestment and
                             				Stock Purchase Plan


                                                     EXHIBIT 5



                          December 22, 2000




Securities & Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

                             			Re:	Delta Natural Gas Company, Inc.
                                				Registration Statement

Dear Sir or Madam:

 	We are acting as counsel to Delta Natural Gas Company, Inc. ("Delta"), a Kentucky corporation, in connection with the issuance and sale by Delta of 150,000 shares of common stock, $1 par value (the "Common Stock"). A Registration statement on Form S-3 with respect to the Common Stock has been filed by Delta with the Securities and Exchange Commission.

 	In our capacity as such counsel to Delta, we have familiarized ourselves with the corporate affairs of Delta and are familiar with the actions taken by Delta in connection with the aforementioned issuance and sale. We have examined such records of Delta as we deem relevant and necessary as a basis for the opinions hereinafter expressed.

 	Based on the foregoing, it is our opinion that:

1. Delta is a corporation and validly existing under the laws of the state of Kentucky.

2. The Common Stock has been legally authorized by Delta and will, when sold, be legally issued, fully paid and non-assessable.

  We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement. We also hereby consent to the use of our name under "Legal Opinion" in the Prospectus constituting part of the Registration Statement.

                            				Very truly yours,

                            				/s/ Stoll, Keenon & Park

                            				STOLL, KEENON & PARK




                                                  EXHIBIT 23(a)




         Consent of Independent Public Accountants



  As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated August 15, 2000 included in Delta Natural Gas Company, Inc.'s Form 10-K for the year ended June 30, 2000 and to all references to our Firm included in this Registration statement.


Louisville, Kentucky			         		/s/Arthur Andersen LLP
December 19, 2000					               Arthur Andersen LLP



                                                    EXHIBIT 99(a)


                   SECURITY SERVICES AGREEMENT


  This agreement dated this 13th day of September, 1995 by and between Delta Natural Gas Company, Inc. ("Company") and THE FIFTH THIRD BANK, an Ohio banking corporation ("Bank") for the purposes of performing the services indicated below with respect to the Company's securities.

                            WITNESSETH:

  WHEREAS, the Company desires that certain services be rendered by Bank with respect to the issuance, transfer and/or registration of certificates for a number of securities of the Company; and

  WHEREAS, the Bank being engaged in the business of securities services for issuers of securities desires to provide Company's services.

  NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the parties hereby agree as follows:

1) SCOPE.   The Company hereby agrees to employ and hire Bank and
Bank hereby agrees to provide Company the services indicated below, subject to the terms of this Agreement and the Regulations attached hereto as Exhibit A which are incorporated herein and made a part hereof. In the event of conflict between the terms of this Agreement and the Regulations, the terms of this Agreement shall control.

2) FEES.   The Company shall pay the Bank a fee for services
rendered as previously agreed. Fees shall be determined quarterly in arrears on the last day of such quarter and payable upon receipt. The Company's failure to pay Bank's fees under this Agreement within thirty (30) calendar days of billing date shall constitute good cause for termination of Bank's Services. In the event of non-payment of Bank's fees, the Company shall be liable to Bank for all reasonable costs of collection, including but not limited to, interest, court costs and attorneys' fees.

3) SERVICES. Bank shall perform the services indicated below in the City of Cincinnati, Ohio effective the 28th day of September, 1995 with regard to certificates for the securities now or hereafter authorized by the Company's governing documents.

                                                            NUMBER OF
                                                            SECURITIES
                                         NUMBER OF		       	REPRESENTED BY
                                         SHARES NOW		       CERTIFICATES
                                         AUTHORIZED BY      OUTSTANDING AT
CLASS OF 		     PAR		                    GOVERNING			       TIME OF THIS
SECURITIES	    	VALUE	                   DOCUMENTS		        APPOINTMENT

Common		           $1		                   6,000,000			        1,876,666


  Company hereby certifies that all outstanding securities as of the date hereof covered by this Agreement have been duly authorized and are full-paid, non-assessable in the hands of the respective holders thereof.

	INSTRUCTIONS. For each item, unless instructed to skip it, if there are boxes then (except as otherwise noted) check one box; and fill in any blank lines (other than blanks applicable to unchecked boxes).

A) TRANSFER AGENT SERVICES. The Bank ___x__ shall ____ shall not provide transfer agent services which include the following:

i) Maintaining shareholder account records, including name, address, taxpayer identification number, shares held and certificate numbers.
ii) Processing of all transfers of certificates including the reveiws of those transfer items requiring supporting documents commonly referred to as "legal transfers".
iii) Furnishing a list of shareholders as of each dividend record date if requested by the Company.
iv) Furnishing a journal sheet reflecting the daily transfer activity if requested by the Company.
v) Maintaining a record of all certificates against which a stop transfer notice has been placed.

B)	REGISTRAR SERVICES.	The Bank __x__ shall _____ shall not
provide registrar services which include:

i) Maintaining a record of the number of authorized and outstanding shares.
ii) Registering upon original issue or transfer all Certificates for securities.

C) DIVIDEND DISBURSING AGENT SERVICES.  The Bank: __x__ shall
_____ shall not provide dividend disbursing agent services which include the following:

i) Preparing dividend checks for each shareholder of record as of the record date established for such dividend or dividend credit for those shareholders who participate in the dividend reinvestment plan.
ii) Mailing dividend checks by First Class regular mail.
iii) Maintaining a checking account against which checks will be paid with funds to be supplied by the Company.
iv) Preparing applicable Internal Revenue forms, mailing copies of such forms to the shareholders annually and furnishing a computer tape summary of such forms to the U.S. Treasury Department.
v) Mailing quarterly financial reports of the Company.
vi) Obtaining U.S. Treasury Forms or other certificates with respect to Taxpayer Identification Numbers as may be required under U.S. Treasury regulations.
vii) Withholding of Federal Income Tax on such dividends and processing the payment of that tax over to the U.S. Treasury as may from time to time be required by the U.S. Treasury regulations.
viii) Filing tax information returns on shares held and dividends paid with the various states as requested by the Company.

D) DIVIDEND REINVESTMENT SERVICES. The Bank __x__ shall _____ shall not provide Dividend Reinvestment Agent Services which (if such services shall be performed) shall include the services initialized (frequency of reports and statements should be provided for those items initialized).

i) __x__ Collecting the dividends and/or voluntary cash deposits from the holders.
ii) ____ Purchasing of stock at market price on a _____ basis.
iii) __x__ Crediting full and fractional shares to the participant accounts
iv) __x__ Updating and balancing participant records as transactions occur.
v) __x__ Generating monthly reports for the Company.
vi) __x__ Generating quarterly statements for the participants.
vii) __x__ Issuing, as applicable, all Internal
Revenue Service forms.

E) PROXY AGENT SERVICES. The Bank ___x___ shall _____ not provide proxy agent services which include the following:

Preparing one set of proxies for the general annual meeting of shareholders for each shareholder of record on the record date established for such meeting. If requested by the Company mailing those proxies along with the proxy statement and annual report; tabulating those proxies voted and furnishing the Company with interim reports and a summary of such vote; and providing the Company with a shareholder list as of record date of the proxy, in alphabetical sequence for the annual meeting of shareholders.

4) AUTHORIZATION OF BANK.

Bank is authorized to countersign for original issue and to deliver when registered by it, certificates for shares in a number not to exceed the number of unissued shares of said securities at such time authorized to be issued by the Company and in such names as Bank may be directed in writing from time to time by the officer or officers authorized to do so pursuant to resolution of the Company delivered to Bank, including, unless otherwise specified, certificates for such number of unissued shares of said stock reserved for issuance upon exercise of options granted under plans or agreements disclosed to Bank by Company in writing.

5) INDEMNIFICATION BY THE COMPANY.

The Company shall indemnify the Bank and hold it harmless from any losses, damages, liabilities and expenses (including reasonable attorney's fees) which the Bank may suffer or incur from claims made against the Bank by reason of the Bank's performance of duties as a Transfer Agent, Registrar and Dividend Disbursement Agent, including, without limitation all liability and expense in acting upon any signature, certificate or other document believed by the Bank to be genuine and to have been signed by the proper person, or refusing in good faith to transfer a certificate if it is not satisfied as to the propriety of the requested transfer; and that notwithstanding the death, resignation, or removal of any officer of the Company authorized to sign certificates of stock, the Bank may continue to issue or register such certificates and continue to countersign certificates bearing the manual or facsimile signature of such officer until otherwise directed in writing by the Company.

	Bank may perform any of its duties by or through attorneys or agents. Bank shall be entitled to advice of counsel concerning all matters hereunder and may pay reasonable compensation to all attorneys and agents as may reasonably be employed and responsible for any loss or damage resulting from any action or nonaction in good faith in reliance upon such opinion or advice.

6) REPRESENTATION OF COMPANY.

a) The Company is duly organized and validly existing and in good standing under the laws of the state of its formation.
b) The execution, delivery and performance by the Company of this Agreement has been duly authorized by all necessary corporate action and properly executed and constitutes the valid and binding obligation of the Company, subject to applicable bankruptcy and insolvency laws and general principles of equity, and will not violate any agreement or instrument by which the Company is bound.
c) The Company agrees to furnish the Bank with any and all information in such forms as the Bank may require in order to comply with the reporting and other requirements of the Securities and Exchange Commission or such other regulatory body having jurisdiction over the services to be performed by the Bank for the Company under this Agreement.
d) Company agrees to maintain records relating to the services performed hereunder for a period of six months and keep such records in a place of ready access for a period of at least six years thereafter and to return copies of such records, cancelled stock certificates, instruments or documents, or any of the foregoing when requested to do so, to Bank, and agrees to indemnify and hold harmless Bank from and against any and all liabilities, losses, damages, costs, charges or expenses, including court costs and attorneys' fees which Bank may suffer or incur by reason of the failure of the Company to do the same.
e) Company shall immediately advise the Bank in writing of all original issues and transfers of certificates for securities made or effected by the Company, and Bank shall not be liable for any act or omission of any other agent of the Company, and further that the Company agrees to indemnify and hold harmless Bank from and against any and all liabilities, losses, damages, costs, charges or expenses, including court costs and attorneys' fees which Bank may suffer or incur by reason of Bank's failing or declining to transfer any certificate for such securities the issue of which Bank shall not have been so advised in writing or any certificate for such securities countersigned or signed by any other agent of the Company of whose appointment Bank shall not have been advised in writing by an authorized officer of the Company.

7) REPRESENTATIONS OF THE BANK.

a) The Bank represents that this Agreement has been duly authorized by all necessary action and constitutes a valid and binding obligation of the Bank, subject to applicable bankruptcy and insolvency laws and general principles of equity.
b) The Bank warrants and represents that it presently has and shall maintain during the terms of this Agreement adequate staff and facilities to perform the services as herein before provided.
c) The Bank agrees to furnish the Company with all information and such forms as the Company may require in order to comply with the reporting or other requirements of the Securities and Exchange Commission or such other regulatory body having jurisdiction over the services to be performed by the Bank for the Company under this Agreement.

8) TERM. This Agreement shall be a continuous contract between both parties beginning at its effective date and may be cancellable to either party upon sixty (60) days written notice by Registered Mail return receipt requested. The Company shall provide Bank with the name of a successor securities services provider within thirty (30) days of the date set for termination of the agreement and Bank shall forward records to such successor. If the Company fails to provide the name of a successor within said thirty (30) days, Bank shall forward records to the Company. In the event that the Company cancels this Agreement, Company shall pay a termination of fee equal to the greater of: (I) the minimum annual fee as currently in effect at the time of termination or (ii) the fees paid hereunder attributable to the six-month period preceding such termination.

The termination fee payable in this section is payable as consideration for the lack of a definite term during which this Agreement shall be in effect and is not a penalty for such termination.

9) NOTICES. Any notices required or permitted to be given shall be deemed effective upon receipt when sent by Certified Mail, Return Receipt Requested to the following address:

BANK:		    The Fifth Third Bank
    		    	Corporate Trust Services
           MD 10AT66-3212
		        	38 Fountain Square Plaza
		        	Cincinnati, Ohio  45263
		        	Attention:  Randolph J. Stierer

COMPANY:		 Delta Natural Gas Company, Inc.
        			3617 Lexington Road
        			Winchester, KY  40391
			        Attention:  Emily P. Bennett

Or to such other addresses which a party may later designate.

10) EXPENSES. The Company further agrees to reimburse the Bank for all out of pocket expenses, including but not limited to the following:

a) Courier charges plus insurance for any and all shipments.
b) Postage and insurance on mailing stock certificates, dividend checks and other mailings.
c) Reimbursement for envelopes, printing of checks, other forms and other cost of supplies directly related to the Company's shareholder requirements.
d) Reimbursement for costs incurred in distributing materials to the beneficial owners of the Company's stock.
e) Fees of counsel or agents.



11) MISCELLANEOUS.

a) Except as herein before provided, the terms and conditions of this Agreement shall not be amended, supplemented or otherwise changed except in writing signed by both of the parties hereto.
b) The headnotes contained herein are considered only as a matter of convenience and for reference and in no way define or limit the scope or intent of this Agreement or in any way effect this Agreement.
c) This Agreement contains the entire Agreement of the parties and no representations, inducements, promises or agreements or otherwise not embodied herein shall be of any force or effect.
d) The representations and warranties contained herein shall survive the terms of this Agreement but not beyond the applicable statute of limitations.
e) If any section, subsection, sentence, clause, portion of this Agreement or underlying the Agreement is for any reason held invalid or unconstitutional by any court, federal or state agency of competent jurisdiction, such portions shall be deemed a separate, distinct and independent provision and such holdings shall not effect the validity of the remaining portions hereof.
f) This Agreement shall be controlled by the laws of the State of Ohio.

IN WITNESS WHEREOF, each of the parties have executed this Agreement as of the date first written above.


ATTEST:					                         THE FIFTH THIRD BANK


/s/Laura A. Hayden				               By:  /s/Dana Hushak
					                               	Its Asst. Vice President


ATTEST:					                         COMPANY:


/s/ Emily P. Bennett				             By:  /s/John F. Hall
						                               Its VP - Finance, Secretary &
                                     Treasurer





                                                    EXHIBIT 99(b)

Delta Natural Gas Company, Inc. Amended and Restated
Dividend Reinvestment and Stock Purchase Plan
(the "Plan") Authorization Form

To: 	Fifth Third Bank
    	Corporate Trust Services
    	Mail Drop 10AT66-3212
	    38 Fountain Square Plaza
    	Cincinnati, OH  45263

I wish to participate in the Plan and hereby appoint you to act as my agent for this purpose subject to the Terms and conditions of the Plan as set forth in Delta's current Prospectus, a copy of which I have received. I authorize you to apply any Optional Investment accompanying this form and all future cash dividends payable to me and receive by you on shares of Delta's Common Stock registered in my name to the extent indicated on the reverse side of this form, to the purchase of full and fractional shares of Delta's Common Stock for my account.

THIS IS NOT A PROXY


PLEASE PRINT
FULL NAME:		_________________________________

MAILING ADDRESS:	_________________________________

SOCIAL SECURITY NO:	_________________________________

Please sign exactly as your name(s) appear(s) in the Company's shareholder records.

_______________________________
SHAREHOLDER

________________________________
SHAREHOLDER

________________________________
DATE







I wish to participate in Delta's Dividend Reinvestment and Stock
Purchase Plan.  I choose the following investment option:

                 AUTOMATIC DIVIDEND REINVESTMENT

Check only one box:
[ ] 	Full Dividend Reinvestment:  to reinvest all cash dividends on all shares of the Company's Common Stock nor or subsequently registered in my name.

[ ]	Percent Dividend Reinvestment:  to reinvest ____% of all cash dividends on all shares of the Company's Common Stock now or subsequently registered in my name. The remainder of all such cash dividends will be sent directly to me.


                      OPTIONAL INVESTMENT
I wish to make an optional cash payment of $_______ (at least $25
but not more than $50,000 per year).   My check made payable to
Fifth Third Bank is enclosed.


                         TERMINATION
I understand that I may terminate my participation at any time by appropriate written notice to Fifth Third Bank, Corporate Trust
Services, Mail Drop 10AT66-3212, 38 Fountain Square Plaza, Cincinnati,
Ohio  45263.






                                                     EXHIBIT 99(c)



                AMENDED AND RESTATED DIVIDEND
             REINVESTMENT AND STOCK PURCHASE PLAN


Purpose

	The Plan offers participants a convenient method of investing all or part of their dividends in additional shares of the common stock of Delta Natural Gas Company, Inc., (the "Company") and for making voluntary additional cash payments ("Optional Investment") of up to $50,000.00 in any calendar year to purchase additional shares of the Company's common stock, without payment of service charge or brokerage commission.

Eligibility

	Any holder of record of the Company's common stock
("Shareholder") is eligible to participate in the Plan.

	Beneficial owners of common stock whose shares are acquired or held for them in registered names other than their own, such as in the names of brokers, bank nominees or trustees, must take appropriate steps to become a holder of record to qualify for Plan participation.

Administration

	The Plan is administered by the Dividend Reinvestment Plan Committee (the "Committee") which is appointed by the Board of Directors of the Company. The Committee determines the rights of participants in accordance with the Plan. It may adopt such rules and regulations as it deems appropriate to promote the objectives of the Plan.

     ALL REQUESTS FOR INFORMATION REGARDING THE PLAN SHOULD BE
     ADDRESSED TO:

        		DELTA NATURAL GAS COMPANY, INC.
        		Dividend Reinvestment Plan Committee
        		3617 Lexington Road
        		Winchester, KY 40391

	The Dividend Reinvestment and Stock Purchase Agent under the Plan is The Fifth Third Bank, an Ohio banking corporation (the "Agent"). The Agent is responsible for investing participants' funds and keeping continuous records of participants' accounts.
The Agent will send the participants statements of accounts at least quarterly and perform other duties for Plan participants as needed.

	All written notices concerning the Plan should be mailed to the Agent at the following address:

                   THE FIFTH THIRD BANK
                   Corporate Trust Services
                   MD 10AT66-3212
                   38 Fountain Square Plaza
                 		Cincinnati, OH  45263

Participation

	In order to participate, a Shareholder must complete an Authorization Form, provided by the Company, and deliver it to:

                		THE FIFTH THIRD BANK
                		Corporate Trust Services
                  MD 10AT66-3212
                		38 Fountain Square Plaza
                		Cincinnati, OH  45263

	Authorization Forms may be obtained from the Company on request.

	The Authorization Form provides for the reinvestment of dividends through the following investment options:

(1)	Full Dividend Reinvestment - directs the
    Company to reinvest in accordance with the Plan all cash dividends on all shares of the Company's common stock then or subsequently registered in the participant's name; or

(2)	Percentage Dividend Reinvestment - directs the
    Company to reinvest in accordance with the Plan a percentage, specified by the participant, of all cash dividends on all shares of the Company's common stock then or subsequently registered in the participant's name. The remainder of all such cash dividends, after the percentage specified by the participant to be reinvested is deducted, will be sent directly to the participant.

	A participant in the Plan may change investment options by completing a new Authorization Form and returning it to the Agent.

	At any time a participant may make Optional Investments to their Plan account in a minimum amount of $25.00 per payment, or in whole dollar increments up to a maximum of $50,000.00 in any calendar year. The amount of Optional Investment payments need not be the same, and there is no obligation to make Optional Investment payments.

	Shareholders may join the Plan at any time, subject to the following. If the Authorization Form is received by the Agent on or before the record date for the payment of the next dividend (approximately 15 days in advance of the payment date), that dividend will be invested in additional shares of common stock for the applicant's Plan account. If the Authorization Form is received in the period between any dividend record date and payment date, that dividend will be paid in cash, and the Shareholder's initial dividend reinvestment will be delayed until the following dividend.

	Any Optional Investment received by the Agent less than five days prior to the "Pricing Date" in any month shall not be invested by the Agent until the Pricing Date in the next month. In any month in which the Company pays dividends, the Pricing Date for that month shall be the day such dividends are paid. In other months, the Pricing Date shall be the fifteenth (15th) day of the month.
If, however, the day on which dividends are paid or the 15th day of the month, as the case may be, is not a business day or if there were no reported sales on such day, the Pricing Date shall be the day immediately prior to the day on which dividends are paid or the 15th day of the month, as the case may be, when there were reported sales of the Company's Common Stock.

	Payments of Optional Investments may be made by completing an Authorization Form and forwarding it to the Agent together with a check or money order made payable to The Fifth Third Bank. The entire amount of such payments will be invested by the Agent in accordance with the Plan in full and fractional shares to three decimal places.

	Such shares will be placed in the participant's Plan account and administered in accordance with the terms and conditions of this Plan.

	Any payment received for an Optional Investment which is less than the $25 required minimum payment or results in a total of Optional Investments in excess of $50,000.00 per calendar year will be promptly returned to the participant.

	On written request, a participant may receive the return of any Optional Investment cash payment if the request is received by the Agent no less than forty-eight (48) hours before such payment is to be invested.

Purchasing Shares

	There are no brokerage fees charged on any dividend reinvestment or Optional Investment, because shares are purchased from the Company. All costs of administration of the Plan are paid by the Company.

	Shares purchased under the Plan will come from the authorized but unissued shares of Company common stock. Shares will not be purchased in the open market.

	Cash dividends for which dividend reinvestment is authorized are automatically invested by the Agent in common stock of the company on the dividend payment date. That date is the "Pricing
Date" for shares purchased with reinvestment dividends.

	Optional Investment cash payments are invested monthly to purchase shares of the Company's common stock.

	Pricing Dates for Optional Investments shall be monthly. In any month in which the Company pays dividends, the Pricing Date for Optional Investments for that month shall be the date the Company pays its dividends. In other months, the Pricing Date for Optional Investments shall be the fifteenth (15th) day of the month. If, however, the day on which dividends are paid or the 15th day of the month, as the case may be, is not a business day or if there were no reported sales on such day, the Pricing Date shall be the day immediately prior to the day on which dividends are paid or the 15th day of the month, as the case may be, when there were reported sales of the Company's common stock. Any Optional Investments received by the Agent less than five (5) days prior to the Pricing Date shall not be invested until the Pricing Date of the next month.

	NO INTEREST IS PAID ON OPTIONAL INVESTMENT CASH PAYMENTS
RECEIVED AND HELD PENDING INVESTMENT.  ACCORDINGLY, IT IS IN THE
BEST INTEREST OF PARTICIPANTS TO DEFER OPTIONAL INVESTMENT CASH
PAYMENTS UNTIL SHORTLY BEFORE THE INVESTMENT DATE.

	Notwithstanding this investment schedule, shares purchased under the Plan may, for administrative purposes, be issued on or as of a date up to one week after the related Pricing Date.

	The price of common stock purchased under this Plan will be the average of the high and low sale prices of the Company's common stock as reported on the National Association of Securities Dealers Automated Quotation System (NASDAQ) National Market System on the Pricing Date, except that shares will not be issued for less than their par value of one dollar ($1.00) per share.

	The number of shares of the Company's common stock purchased by participants depends on the amount of cash dividends and Optional Investment cash payments available for investment and the price of the shares. Each participant's account is credited with that number of shares, including fractions computed to three decimal places, equal to the total amount invested by the participant divided by the purchase price.

	All shares purchased through the Plan on behalf of a participant, whether purchased pursuant to dividend reinvestment or Optional Investment, will be held by the Agent in a participant's Plan account until certificates are issued. The number of shares credited to a participant's account under the Plan is shown on the participant's statement of account.

	Upon written request by a participant, certificates for shares of company's common stock purchased under the Plan and held by the Agent in the participant's account will be issued to the participant. Certificates for fractional shares will not be issued, however, and any fractional shares held in Plan accounts will remain in the Plan account unless a participant requests in writing that he or she receive the cash value of any such fractional share. The issuance of certificates does not affect the participant's continuation in the Plan in any way.

	Shares credited to the account of a participant under the Plan may not be assigned or pledged as collateral. A participant who wishes to pledge these shares must request that certificates for the shares be issued in the participant's name.

	Each account in the Plan will be maintained in the same manner as the Company's shareholder account at the time the participant entered the Plan. Consequently, certificates for full shares will be similarly registered when issued.

	Upon written request by a participant to the Company or Agent, all or any portion of the shares held in the participant's Plan account will be transferred, as directed, to the Plan account of any other person. Prior to completing such transfer, the Agent may request reasonable accompanying documentation necessary to satisfy all state and federal laws and facilitate the orderly and efficient transfer of such shares.

	Upon written request and submission of appropriate documents, including, where applicable, stock powers, certificates issued with respect to shares held in the Plan can also be registered in names other than that of the participant subject to compliance with any applicable laws and the payment by the participant of any applicable taxes.

Statements

	As soon as practicable after each calendar quarter, a statement will be mailed to the participants advising them of their investment. These statements are the participants' continuing record of cost information and should be retained for tax purposes.

	Each new participant will receive any amendments or supplements to the Plan, quarterly and annual reports, proxy statements and tax notices covering both directly held and Plan shares. However, participants will not receive duplicate mailings where the same materials are furnished as a result of their direct ownership of shares.

Dividends, Stock Splits and Rights Offerings

	The Company pays dividends, as declared, to the record holders of all of its common stock. Shares purchased under the Plan will participate equally with other shares of common stock in all cash dividends, stock dividends, and stock splits declared after the date of purchase.

	Cash dividends declared on shares held in Plan accounts are added to all other cash dividends declared on all common stock registered in a participant's name and are administered in accordance with the directions contained in the participant's
Authorization Form.

	Any stock dividends or splits on shares purchased under the Plan for which certificates have not been issued to the participant will be credited to the participant's Plan account and administered in accordance with the directions contained in the participant's Authorization Form.

	Participants receive cash and stock dividends on fractions of shares, as well as whole shares, purchased under the Plan.

	Stock dividends and splits declared on shares held in participants' names individually will be issued directly to the participants individually on the payment date.

	In the event the Company makes a rights offering of any of its securities to shareholders of common stock, the Agent will promptly sell on the open market the rights attributable to all of the shares held in participants' Plan accounts. The Agent will then credit each participant's Plan account with his or her proportionate share of the proceeds of that sale, and those proceeds will be invested as Optional Investments on the next
Pricing Date. All participants will be notified by the Company of any such rights offering. Therefore, any participant who wishes to exercise his or her rights will be required to instruct the Agent to withdraw that participant's Plan shares from the Plan prior to the record date for the rights distribution.

Voting

	All shares owned by a participant may be voted by the participant in the same manner as shareholders not participating in the Plan.

Termination of the Plan or Participation in the Plan

	A participant can terminate participation in the Plan at any time by written notice to:

    		THE FIFTH THIRD BANK
	    	Corporate Trust Services
      MD 10AT66-3212
	    	38 Fountain Square Plaza
	    	Cincinnati, OH  45263

	Such notice is effective on the date it is received by the Agent. Such notice, however, must be received by the Agent at least 15 days prior to a dividend record date in order to make the termination effective on that dividend record date. If notice to terminate is received by the Agent less than 15 days prior to a dividend record date, that dividend is reinvested according to the terms of the Plan and the termination notice takes effect immediately after the payment date of that dividend. All subsequent dividends are paid directly to the shareholder unless the shareholder re-enrolls in the Plan.

	Upon such termination, the participant will receive (a) cash equal to the value of any fractional share held in the participant's Plan account; and (b) a certificate for all full shares held in the participant's account.

	When participants own no common stock of the Company other than fractional shares in their Plan accounts, the Company is authorized to terminate such participation in the Plan and send cash equal to the value of fractional shares, as outlined above.

	Generally, an eligible shareholder may again become a participant in the Plan at any time. However, the Company reserves the right to reject any Authorization Form from a previous participant on the grounds of excessive joining and termination. Such reservation is intended to minimize unnecessary administrative expenses and to encourage use of the Plan as a long-term shareholder investment service.

	The Company in its absolute discretion may terminate the Plan at any time upon 30 days notice to participants. Upon such termination, participants will receive a certificate for all full shares held in their Plan account and cash equal to the value of any fractional shares held in their Plan account.

Tax Consequences and SEC Reporting

	Neither the Company nor the Agent shall be responsible for the listing of any securities purchased under this Plan or in their possession for the purposes of ad valorem taxes or for compliance with the rules or regulations of the Securities and Exchange Commission (the "SEC"). The preparation and payment of all taxes and all SEC reporting requirements remain the sole responsibility of the participant.

	Since each participant's tax consequences may be different, the participant is advised to consult with the participant's own tax advisors.

Other Information

	The Company reserves the right to make modifications to the Plan. Any modification will be announced to participating shareholders at least thirty (30) days prior to its effective date.

	The participant bears the risk of loss and the benefits of gain from market price changes with respect to all shares. The Company cannot guarantee that shares purchased under the Plan will, at any particular time, be worth more or less than their purchase price.

	In performing its duties under the Plan, the Company is not liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claim of liability arising out of failure to terminate a participant's account upon the participant's death, the prices or timing at which shares are purchased under the Plan or fluctuations in market value of shares.

	The Company reserves the right to interpret and regulate the plan as deemed desirable or necessary in connection with its operation.